Exhibit 99.1

Envoy Medical Reports Third Quarter 2025 Financial and Operational Results

Transformational quarter puts Envoy Medical in significantly better position as it eliminated $32 million of debt, strengthened its balance sheet, and further expanded its patent portfolio; In addition, subsequent to quarter end, the Company received FDA approval to expand its pivotal clinical trial to the final stage, restarted enrollment, and successfully raised additional capital

White Bear Lake, Minnesota - November 10, 2025 - Envoy Medical®, Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health company pioneering fully implanted hearing solutions, today announced its corporate and financial results for the third quarter ended September 30, 2025, as well as other subsequent events.

Corporate Highlights for Third Quarter 2025:

●	Extinguished over $32 Million in Debt, Strengthening Balance Sheet

●	Advanced Commercialization Planning as FDA Clinical Trial Remains On Track

●	Expanded Patent Portfolio by Securing Additional European Patent

●	Secured Four New Global Patents

●	Successfully Reached Three-Month Follow-Up Milestone in Clinical Trial

●	Secured an Additional Three New Patents

●	Further Expanded Patent Portfolio with New Issuances in the United States

Subsequent to Third Quarter 2025 End

●	Received FDA Approval to Expand Its Pivotal Clinical Trial to Final Stage Based on Submission of Promising Three-Month Data

●	Announced Closing of Up to $16 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

●	Marked three-year anniversary of first successful implantation of fully implanted cochlear implant

●	Announced first three patients were enrolled in the final stage of pivotal clinical trial of the fully implanted investigational Acclaim® cochlear implant

“The third quarter was transformational for Envoy Medical as we continue to position ourselves to capitalize on the opportunity ahead of us,” said Brent Lucas, Chief Executive Officer of Envoy Medical, “We extinguished $32 million in debt without the issuance of new equity, substantially improving our balance sheet and eliminating the need to satisfy or service that debt in the future. As a result, our Stockholder’s Equity materially improved. We continued to make steady progress in our pivotal clinical trial and believe we are on the right track. Throughout the quarter, we received a number of additional global patents in the U.S., Europe, and Australia. We will continue to expand our position as a first mover and market leader in fully implanted hearing solutions.”

Lucas concluded, “Subsequent to quarter end, we achieved a major milestone as we received the critically important approval from the FDA to expand our pivotal clinical trial to its final stage. We continue to see strong interest in our fully implanted cochlear implant trial as new patients are now rapidly enrolling in this trial. I am very proud of the progress the Envoy Medical team is making, and we intend to increase our momentum as we finish 2025.”

Financial Results for the Quarter Ended September 30, 2025 (dollars in thousands)

●	Third quarter net revenue was $42 for the three months ended September 30, 2025.

●	R&D expenses decreased $57 to $2,700 for the three months ended September 30, 2025, compared to the three months ended September 30, 2024. R&D product costs decreased $282 from the prior period as we moved from the development phase into the clinical trial phase. Personnel costs increased $282 and other R&D costs decreased $57 from the prior period to support the clinical trials with additional headcount. Increases in other R&D costs were more than offset by lower professional services fees.

●	General and administrative expenses increased $752 for the three months ended September 30, 2025, compared to the three months ended September 30, 2024. The increase is primarily due to increased public company costs of $268 and expenses directly related to the September 2025 offering of $444.

●	As of September 30, 2025, cash was approximately $3,556. Additional capital was raised post quarter end.

For more information about Envoy Medical’s innovation pipeline and intellectual property portfolio, visit www.envoymedical.com.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

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About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound. The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operations; the ability to obtain and maintain compliance with Nasdaq rules and requirements; the timing and future outcome of its FDA pivotal trial; the ability to raise capital and the amount of capital required to complete the FDA pivotal trial; the Acclaim CI being the first to market fully implanted cochlear implant; the timing and results of activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI; and the participation or any changes or delays in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; the timing and results of the Acclaim CI’s PMA submission to the FDA; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets; and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; the ability to engage competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

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ENVOY MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
Current assets:
Cash	$3,556	$5,483
Accounts receivable, net	35	38
Other receivable	19	780
Inventories	1,639	1,708
Prepaid expenses and other current assets	508	887
Total current assets	5,757	8,896
Property and equipment, net	1,116	1,275
Operating lease right-of-use asset (related party)	918	879
Prepaid expenses and other assets	390	488
Total assets	$8,181	$11,538

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,681	$1,652
Accrued expenses	5,864	3,713
Accrued interest (related party)	-	703
Other current liabilities	13	573
Forward purchase agreement warrant liability	12	472
Product warranty liability, current portion	250	282
Operating lease liability, current portion (related party)	168	143
Total current liabilities	8,988	7,538
Term loans payable (related party)	-	18,716
Product warranty liability, net of current portion	1,683	1,771
Operating lease liability, net of current portion (related party)	778	802
Private warrant liability	2,839	-
Publicly traded warrant liability	533	662
Other liability	891	891
Total liabilities	15,712	30,380

Commitments and contingencies

Mezzanine equity
Warrants issued to placement agent	130	-

Stockholders’ deficit
Series A Preferred Stock, $0.0001 par value; 100,000,000 shares authorized and 10,000,000 shares designated as of September 30, 2025 and December 31, 2024; 4,126,667 shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	-
Class A Common Stock, $0.0001 par value; 400,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 23,809,975 shares issued and outstanding as of September 30, 2025 and 21,326,609 shares issued and outstanding as of December 31, 2024	2	2
Additional paid-in capital	298,116	266,013
Accumulated deficit	(305,659)	(284,734)
Accumulated other comprehensive loss	(120)	(123)
Total stockholders’ deficit	(7,661)	(18,842)
Total liabilities, mezzanine equity, and stockholders’ deficit	$8,181	$11,538

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ENVOY MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net revenues	$42	$56	$166	$183
Costs and operating expenses:
Cost of goods sold	203	187	663	585
Research and development	2,700	2,757	7,933	7,708
Sales and marketing	405	394	1,124	1,216
General and administrative	2,442	1,690	6,331	5,381
Total costs and operating expenses	5,750	5,028	16,051	14,890
Operating loss	(5,708)	(4,972)	(15,885)	(14,707)
Other income (expense):
Change in fair value of forward purchase agreement put option liability	-	-	-	103
Change in fair value of forward purchase agreement warrant liability	64	(311)	522	(329)
Change in fair value of private warrant liability	(339)	-	(339)	-
Change in fair value of publicly traded warrant liability	(33)	(426)	129	(802)
Interest expense, related party	(471)	(264)	(1,590)	(432)
Other income (expense), net	5	13	(7)	(10)
Total other income (expense), net	(774)	(988)	(1,285)	(1,470)
Net loss	(6,482)	(5,960)	(17,170)	(16,177)

Cumulative preferred dividends	(1,265)	(1,380)	(3,755)	(4,110)

Net loss attributable to common stockholders, basic and diluted	$(7,747)	$(7,340)	$(20,925)	$(20,287)
Net loss per share attributable to common stockholders, basic and diluted	$(0.35)	$(0.39)	$(0.97)	$(1.09)
Weighted-average Class A Common Stock outstanding, basic and diluted	21,851,606	18,616,362	21,522,618	18,605,482
Other comprehensive income (loss):
Foreign currency translation adjustment	(1)	(1)	3	(3)
Other comprehensive income (loss)	(1)	(1)	3	(3)
Comprehensive loss	$(6,483)	$(5,961)	$(17,167)	$(16,180)

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ENVOY MEDICAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(17,170)	$(16,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	222	125
Interest expense and amortization of debt discount on Term Loans (related party)	1,586	432
Stock-based compensation for services	152	-
Amortization of prepaid insurance	738	809
Stock-based compensation	478	409
Change in fair value of private warrant liability	339	-
Change in fair value of publicly traded warrant liability	(129)	802
Change in fair value of forward purchase agreement warrant liability	(522)	329
Change in fair value of forward purchase agreement put option liability	-	(103)
Change in operating lease right-of-use asset (related party)	(39)	250
Change in inventory reserve	68	-
Changes in operating assets and liabilities:
Accounts receivable, net	3	(127)
Other receivable	761	144
Inventories	1	(237)
Prepaid expenses and other current assets	(74)	551
Accounts payable	973	203
Operating lease liability (related party)	1	(159)
Accrued expenses	216	(36)
Product warranty liability	(120)	(73)
Net cash used in operating activities	(12,516)	(12,858)

Cash flows from investing activities
Purchases of property and equipment	(7)	(1,514)
Net cash used in investing activities	(7)	(1,514)

Cash flows from financing activities
Payments on insurance financing loans	(636)	(703)
Proceeds from the issuance of Term Loans (related party)	10,000	15,000
Dividends paid to stockholders of Series A Preferred Stock	(1,820)	(1,833)
Payment made for extinguishment of Term Loans (related party)	(100)	-
Proceeds from the issuance of Common Stock from ATM offering	414	-
Proceeds from issuance of Common Stock under employee stock purchase plan	77	-
Proceeds from exercise of forward purchase agreement warrants	158	434
Proceeds from the issuance of Common Stock and Investor Warrants from registered direct offering	2,500	-
Proceeds from the issuance of Common Stock associated with forward purchase agreement, net of transaction costs	-	1,683
Net cash provided by financing activities	10,593	14,581

Effect of exchange rate changes on cash	3	(3)
Net (decrease) increase in cash	(1,927)	206
Cash, beginning of period	5,483	4,218
Cash, end of period	$3,556	$4,424

Supplemental disclosures of cash flow information:
Cash paid for interest	$22	$25
Non-cash investing and financing activities:
Accrued and unpaid dividends on Series A Preferred Stock	$1,935	$2,277
Financing of prepaid insurance	$75	$843
Issuance of Term Loan Warrants (related party)	$1,570	$1,075
Accrued interest capitalized into term loans payable (related party)	$800	$-
Modification of forward purchase agreement warrant	$62	$94
Lease liabilities arising from obtaining right-of-use assets	$121	$850
Extinguishment of excess warrant liability upon exercise of forward purchase agreement warrant	$-	$16
Property and equipment purchased on account	$56	$-
Modification of Term Loan Warrants (related party)	$1,455	$-
Deemed capital contribution associated with the extinguishment of Term Loans (related party)	$27,883	$-

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Investor Contact:

Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: envoy@kcsa.com

Media Contact:

Anne Donohoe
KCSA Strategic Communications
O: 732.620.0033
E: envoy@kcsa.com

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